Exhibit 99.1

News Bulletin
2200 West Parkway Boulevard Salt Lake City, Utah 84119-2331 www.franklincovey.com		Richard Putnam Investor Relations (801) 817-1776
FRANKLINCOVEY ANNOUNCES INVESTOR WEBCAST AND CONFERENCE CALL

Salt Lake City, Utah - April 9, 2007 - FranklinCovey (NYSE: FC) today announced it will host an investor webcast to discuss with shareholders and the financial community the Company’s fiscal 2007 second quarter results on Friday, April 13, 2007 at 11:00 a.m. Eastern Time (9:00 a.m. Mountain Time).

Shareholders can participate by calling 1-866-362-4832, access code: 49639256 and by logging on to http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=102601&eventID=1526727.

About FranklinCovey
FranklinCovey is a leading learning and performance services firm assisting professionals and organizations in measurably increasing their effectiveness in leadership, productivity, communication and sales. Clients include 91 of the Fortune 100, more than three-quarters of the Fortune 500, thousands of small and mid-sized businesses, as well as numerous government entities. Organizations and professionals access FranklinCovey services and products through consulting services, licensed client facilitators, one-on-one coaching, public workshops, catalogs, retail stores, and www.franklincovey.com . Nearly 1,500 FranklinCovey associates provide professional services and products for 39 offices servicing more than 100 countries.